
ChromaDex Corporation
a Delaware Corporation
ChromaDex, Inc.
a California Corporation
Healthspan Research, LLC
a Delaware LLC
ChromaDex Analytics, Inc.
a Nevada Corporation
ChromaSolar, Inc.
a Nevada Corporation
(No Operation)
ChromaDex UK Limited
a United Kingdom Corp.
(No Operation)
ChromaPharma, Inc.
a Nevada Corporation
(No Operation)
Spherix Consulting, Inc.
a Delaware Corporation
(Dissolved on 12/31/2016)